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                                                                      EXHIBIT 21



                             WHITEHALL CORPORATION

                           ANNUAL REPORT ON FORM 10K

                                  ITEM 14(a)3


(22) Subsidiaries of the Registrant

        The following table lists the subsidiaries of the Registrant and the jurisdiction of incorporation of each subsidiary:


                Name                    Jurisdiction of Incorporation
                ----                    -----------------------------

        Aero Corporation                Florida

        Hydroscience, Inc.              Texas

        Crystek Crystals Corporation    Florida


       Each of the subsidiaries conducts business only under its corporate name.